UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, Utah 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange

Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, Innovative Industrial Properties, Inc. (the “Company”) and its operating partnership, IIP Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), entered into separate equity distribution agreements (collectively, as amended, the “Existing Equity Distribution Agreements”) with each of BTIG, LLC, Jefferies LLC, Piper Sandler & Co., and Roth Capital Partners, LLC (or certain of their respective affiliates or agents), dated May 24, 2024 and amended on February 26, 2025, and each of Stifel, Nicolaus & Company, Incorporated and A.G.P./Alliance Global Partners (or certain of their respective affiliates or agents), dated May 13, 2025, in each case acting as sales agents, and in certain cases, as forward sellers and/or forward purchasers, pursuant to which the Company may offer and sell, from time to time, shares of (i) its common stock, $0.001 par value per share, and (ii) its 9.00% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share, having an aggregate offering price of up to $500,000,000 (the “Shares”). The Existing Equity Distribution Agreements provide that, in addition to the issuance and sale of the Shares through the sales agents, the Company may enter into forward sale agreements under separate master forward sale agreements (collectively, the “Existing Master Forward Sale Agreements”) and related supplemental confirmations between the Company and a forward seller or its affiliate or agent. On August 31, 2026, the Company received notice of termination of the Existing Equity Distribution Agreement among the Company, the Operating Partnership and Jefferies LLC, in accordance with its terms. Accordingly, the Company will not offer or sell any additional Shares under that agreement.

On August 31, 2026, the Company and the Operating Partnership entered into an additional equity distribution agreement (the “Additional Equity Distribution Agreement” and collectively with the Existing Equity Distribution Agreements, the “Equity Distribution Agreements”) with Huntington Securities, Inc. (“Huntington”), as sales agent, forward seller and/or forward purchaser, on substantially the same terms and conditions as the Existing Equity Distribution Agreements. The Additional Equity Distribution Agreement provides that, in addition to the issuance and sale of the Shares through the sales agent, the Company may enter into a forward sale agreement under a separate master forward sale agreement and related supplemental confirmation between the Company and Huntington, on substantially the same terms and conditions as the Existing Master Forward Sale Agreements (together with the Existing Master Forward Sale Agreements, the “Master Forward Sale Agreements”).

The Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-285148), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on February 21, 2025, the base prospectus dated February 21, 2025, and the related prospectus supplement dated February 26, 2025, as supplemented by Supplement No. 1 dated May 13, 2025, Supplement No. 2 dated May 22, 2026 and Supplement No. 3 dated August 31, 2026 (collectively, the “ATM Prospectus”). The ATM Prospectus may be further amended or supplemented from time to time.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing descriptions of the Equity Distribution Agreements and Master Forward Sale Agreements and supplemental confirmations do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 1.1, 1.2 and 1.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit
1.1	Form of Equity Distribution Agreement (incorporated by reference to Current Report on Form 8-K filed with the SEC on May 24, 2024).
1.2	Form of Amendment to Equity Distribution Agreement (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed with the SEC on February 26, 2025).
1.3	Form of Master Forward Sale Agreement (incorporated by reference to Current Report on Form 8-K filed with the SEC on May 24, 2024).
104	Cover Page Interactive Data File (embedded within the XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2026		INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ David Smith
Name: David Smith
Title: Chief Financial Officer